Exhibit 77a(2)


                   AMENDMENT NO. 1 TO DECLARATION OF TRUST OF
                          ING SEPARATE PORTFOLIOS TRUST

                           Establishment of New Series

                            Effective: March 6, 2007


      THIS AMENDMENT NO. 1 TO THE DECLARATION OF TRUST OF ING SEPARATE PORTFOLIOS TRUST, a Delaware statutory trust (the "Trust"), dated March 2, 2007, as amended (the "Declaration of Trust"), reflects a resolution adopted by the Written Consent of the Sole Trustee of the Trust on March 6, 2007, with respect to ING SPorts Core Fixed Income Fund and ING SPorts Plus Fixed Income Fund, the two initial series of the Trust, acting pursuant to Article III, Section 6 and
Article X, Section 1 of the Declaration of Trust of the Trust. The resolution serves to establish and designate new series of the Trust.

                          ING SEPARATE PORTFOLIOS TRUST

                             SECRETARY'S CERTIFICATE

      I, Theresa K. Kelety, Assistant Secretary of ING Separate Portfolios Trust (the "Trust"), do hereby certify that the following is a true copy of a resolution duly adopted by the Written Consent of the Sole Trustee of the Trust on March 6, 2007 with regard to the establishment of ING Sports Core Fixed Income Fund and ING Sports Plus Fixed Income Fund of the Trust:

      RESOLVED, that pursuant to the Declaration of Trust of the Trust, dated March 2, 2007, the establishment of two additional series designated as ING SPorts Core Fixed Income Fund and ING SPorts Plus Fixed Income Fund be, and it hereby is, approved and the officers of the Trust be, and each hereby is, authorized, with the assistance of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver an Amendment to the Declaration of Trust to establish the two additional series, to be effective on a date deemed appropriate by the officers of the Trust.



                                    ------------------------------------
                                    Theresa K. Kelety
                                    Assistant Secretary

Dated:
       ---------------------